Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III Joe R. Clark John R. Norris III	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	September 30, 2004	September 30, 2003
Rentals, royalties and other income	$2,273,748	$2,071,894
Land sales	19,356,335	583,041

Total income	$21,630,083	$2,654,935

Provision for income tax	$6,788,934	$633,870

Net income	$13,446,147	$1,506,993

Net income per sub-share	$6.10	$.66
Average sub-shares outstanding during period	2,205,758	2,273,587

	Nine Months Ended
	September 30, 2004	September 30, 2003
Rentals, royalties and other income	$6,296,488	$5,759,523
Land sales	20,171,626	1,294,726

Total income	$26,468,114	$7,054,249

Provision for income tax	$7,871,170	$1,615,891

Net income	$16,081,656	$3,802,551

Net income per sub-share	$7.26	$1.66
Average sub-shares outstanding during period	2,216,268	2,286,303